Exhibit 10.1

COLLABORATION & EXCLUSIVITY AGREEMENT

This Agreement (the "Agreement") made as of the 24th day of July, 2014 by and among, CANNABICS INC., a Delaware corporation ("Cannabics Inc."), and CANNABICS PHARMACEUTICALS INC., a Nevada Corporation (the "Company").

PRELIMINARY STATEMENT

CANNABICS INC. is a research and development company that holds an exclusivity agreement with a team of experts that entitles it to be the sole and exclusive beneficiary of their skills, expertise and knowledge base in the field of cannabis based therapies, treatments, administration routes and pharmaceutical preparations (“field of business”). CANNABICS PHARMACEUTICALS INC. is a US public company, currently trading as “CNBX”, and is fully current in its SEC filings.

Whereas CANNABICS PHARMACEUTICALS INC. is desirous of obtaining the exclusive right to utilize the skills of the above mentioned team of experts as its research, development and management team in this field of business, and CANNABICS INC. is desirous that said human resources be utilized by and through CANNABICS PHARMACEUTICALS INC.; therefore the two parties have come together hereby to enter into this binding agreement.

Article 1 – The Company’s inheritance of Cannabics Inc.’s exclusive Human Resource Assets

a)	The Board of Cannabics Inc. hereby avers that it is transferring the entire right to utilize its exclusive human resource asset to the company. To this extent, it is also bound by this absolute Exclusivity Clause, under which the full intellectual and personal knowledge, history and experience of its team of experts in the field of business shall be utilized for the exclusive benefit of the Company from this day forth. The human resource asset of Cannabics, Inc. consists primarily of the human brain trust of its team of experts, which is the cumulative result of their scientific knowledge in the molecular biology, cancer research and pharmacology fields of research.

Any Company Inventions or Improvements upon any knowledge which inures to it under this Agreement shall be exclusively owned by Cannabics Pharmaceuticals Inc., which shall file patent applications with respect to such Inventions in its own name and at its own expense, and take such other steps as are necessary, in the sole judgment of the Company, to protect its rights in such Inventions. Nothing herein shall be construed as obligating the Company to license back to Cannabics Inc. any such Company Inventions.

b)	Upon and subject to the terms and conditions of this Agreement, at the Closing, the Board of Cannabics, Inc. shall continue all of their professional duties in the field of business exclusively for and on behalf of the Company, and the Company shall receive and accept from Cannabics, Inc., the same.
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1.2           CONSIDERATION FOR THIS AGREEMENT. In consideration for obtaining said assets, CANNABICS PHARMACEUTICALS INC. shall hereby issue restricted Treasury stock representing 18,239,594 (Eighteen Million, Two Hundred Thirty Nine Thousand, Five Hundred Ninety Four) common shares. It is fully understood by Cannabics Inc. that said shares shall be “Restricted” as “Affiliate Shares” and shall remain so as long as the holder is affiliated with the Company.

As consideration for said Shares, and in addition to the transfer of the exclusive right to utilize its Human Resource Asset mentioned above, Cannabics Inc. shall tender the Company the sum of $150,000.00 (One Hundred and Fifty Thousand dollars) as working funds towards prospective short-term projects.

1.3          CLOSING.

The Closing shall take place at the offices of the Corporate Secretary on July 25th, 2014, by close of business.

Article 2 – Future Research & Development

2.1          Technology Rights.  All research, technologies, patents, IP or any other asset put forth after today shall inure solely to Cannabics Pharmaceuticals Inc.

Article 3 – Proprietary Information

All Proprietary Information which is disclosed by one party to the other during the term of this Agreement shall be maintained in confidence by the receiving party and shall not be disclosed by the receiving party to any other person, firm, or agency, governmental or private, without the prior written consent of the disclosing party, except to the extent that such Proprietary Information:

(a)	is required to be disclosed to governmental agencies in order to gain approval to sell Products, or

(b)	is necessary to be disclosed to agents, consultants and/or other third parties for the research, development and/or marketing of Products, which entities first agree in writing to be bound by the confidentiality obligations contained in this Agreement.

 Article 4 - Patent Prosecution & Infringement

Enforcement of Intellectual Property Rights. In the event that the Company becomes aware of any infringement by a third party of any of the IP or Marks (“Infringing Activities”), it shall promptly institute, prosecute and control any action or proceeding with respect to any such Infringing Activities, using counsel of its choice, including any declaratory judgment action arising from such infringement.

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Article 5 - Warranties/Indemnification

5.1          Representations and Warranties.  Each party represents and warrants to the other that (a) it has the full right, power and authority to execute, deliver and perform this Agreement, and (b) the terms of this Agreement do not conflict with any other agreement, order or judgment to which such party is a party or by which it is bound.

5.2          Indemnification.  Each party shall indemnify, defend and hold harmless the other party, its directors, officers, employees and agents and their respective successors, heirs and assigns (the "Indemnitees") against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the Indemnitees, or any one of them, in connection with any claims, suits, actions, demands or judgments relating to, or arising out of (a) any breach of the indemnifying party's representations, warranties, agreements or covenants in this Agreement, including without limitation the confidentiality obligations set forth above, and (b) any other activities to be carried out by the indemnifying party, its Affiliate(s) or agents.

Article 6 - Assignability

Except as expressly set forth in this Agreement, this Agreement shall not be assignable by CANNABICS PHARMACEUTICALS INC. and any attempt to assign (directly or indirectly) this Agreement shall be void ad abnitio.

Article 7 - Term and Termination

7.1          Term.  This Agreement will become effective on the Effective Date, unless terminated under another specific provision of this Agreement or extended by mutual consent of the parties.

7.2          Survival.  Termination of this Agreement for whatever reason shall be without prejudice to the settlement of the rights and obligations of the parties arising out of this Agreement prior to the date of termination, including, without limitation:  (a) obligations of indemnity, (b) any cause of action or claim accrued or to accrue because of any breach or default by the other party hereunder, (c) obligations of confidentiality and (d) all of the terms, provisions, representations, rights and obligations contained in this Agreement that by their sense and context are intended to survive until performance thereof by either or both parties.

Article 8 – Representations & Warranties

8.1          REPRESENTATIONS AND WARRANTIES OF CANNABICS PHARMACEUTICALS INC. hereby represents and warrants as follows:

a)        CORPORATE ORGANIZATION AND GOOD STANDING.  CANNABICS PHARMACEUTICALS INC. is duly organized, validly existing, and in good standing under the laws of the State of Nevada and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

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b)          CORPORATE AUTHORITY.  CANNABICS PHARMACEUTICALS INC. has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

c)          AUTHORIZATION.  Execution of this Agreement has been duly authorized and approved by CANNABICS PHARMACEUTICALS INC. pursuant to NRS §78.320 via its Board Resolution to that effect.

d)          CAPITALIZATION.

The authorized capital stock of CANNABICS PHARMACEUTICALS INC. consists of 900,000,000 shares of Common Stock $0.0001 par value. At current, there are 81,760,406 shares issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable and none of which were issued in violation of any preemptive rights; (ii) no shares of CANNABICS PHARMACEUTICALS INC. were reserved for issuance upon the exercise of outstanding options, warrants or other rights to purchase shares; and (iii) no shares of CANNABICS PHARMACEUTICALS INC. stock were held in the treasury of CANNABICS PHARMACEUTICALS INC. Except as set forth above, as of the date hereof, no shares or other voting securities of CANNABICS PHARMACEUTICALS INC. are issued, reserved for issuance or outstanding and no shares or other voting securities of CANNABICS PHARMACEUTICALS INC. shall be issued or become outstanding after the date hereof. There are no bonds, debentures, notes or other indebtedness or securities of CANNABICS PHARMACEUTICALS INC. that have the right to vote (or that are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of CANNABICS PHARMACEUTICALS INC. may vote. Further, CANNABICS PHARMACEUTICALS INC. has no contract or other obligation to repurchase, redeem or otherwise acquire any shares of CANNABICS PHARMACEUTICALS INC. stock, or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued shares or other securities of CANNABICS PHARMACEUTICALS INC. None of the outstanding equity securities or other securities of CANNABICS PHARMACEUTICALS INC. was issued in violation of the Securities Act of 1933 or any other legal requirement.

e)          LITIGATION.  To the knowledge of CANNABICS PHARMACEUTICALS INC., there are no pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Company.

f)          FINANCIAL STATEMENTS.

(i) CANNABICS INC. has had the ability to review the Company’s filings on the SEC website Edgar showing true and complete copies of the audited financial statements of CANNABICS PHARMACEUTICALS INC. for its past two fiscal years.

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(ii) The CANNABICS PHARMACEUTICALS INC. Financial Statements were prepared in accordance with  GAAP or the equivalent applied on a basis consistent throughout the periods indicated (except as otherwise stated in such financial statements, including the related notes, and except that, in the case of unaudited statements for the subsequent quarterly periods referenced above, such unaudited statements fairly present in all material respects the consolidated financial condition and the results of operations of The Company as at the respective dates thereof and for the periods indicated therein (subject, in the case of unaudited statements, to year-end audit adjustments).

g)          ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since the end of its most recent fiscal year and to the date of this Agreement, (i) CANNABICS PHARMACEUTICALS INC. has, in all material respects, conducted its business in the ordinary course consistent with past practice; (ii) there has not occurred any change, event or condition that is or would reasonably be expected to result in a material adverse effect; and (iii)  CANNABICS PHARMACEUTICALS INC. has not taken and will not take any of the actions that CANNABICS PHARMACEUTICALS INC. has agreed not to take from the date hereof through the Closing.

h)          UNDISCLOSED LIABILITIES.  CANNABICS PHARMACEUTICALS INC. has no material obligations or liabilities of any nature (whether accrued, matured or unmatured, fixed or contingent or otherwise) other than (i) those set forth or adequately provided for in the consolidated balance sheet (and the related notes thereto) of CANNABICS PHARMACEUTICALS INC. as of the end of the most recent fiscal year  included in the CANNABICS PHARMACEUTICALS INC. Financial Statements, (ii) those incurred in the ordinary course of business consistent with past practice since the end of the most recent fiscal year  and (iii) those incurred in connection with the execution of this Agreement.

i)          LEGAL PROCEEDINGS.  CANNABICS PHARMACEUTICALS INC. is not a party to any, and there is no pending or, to the knowledge of CANNABICS PHARMACEUTICALS INC., threatened, legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature against CANNABICS PHARMACEUTICALS INC., or any of its officers or directors which, if decided adversely to CANNABICS PHARMACEUTICALS INC., would, individually or in the aggregate, be material to CANNABICS PHARMACEUTICALS INC.  There is no injunction, order, judgment or decree imposed upon CANNABICS PHARMACEUTICALS INC., or any of its officers or directors, or the assets of CANNABICS PHARMACEUTICALS INC.

8.2          REPRESENTATIONS AND WARRANTIES OF CANNABICS INC.  CANNABICS INC. represents and warrants as follows:

a)        CORPORATE ORGANIZATION AND GOOD STANDING.  CANNABICS INC. is duly organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

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b)         CORPORATE AUTHORITY.  CANNABICS INC. has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

c)        AUTHORIZATION.  Execution of this Agreement has been duly authorized and approved by CANNABICS INC. via its Board Resolution to that effect.

d)        LITIGATION.  To the knowledge of CANNABICS PHARMACEUTICALS INC., there are no pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Company.

e)        ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the end of its most recent fiscal year and to the date of this Agreement, (i) CANNABICS has, in all material respects, conducted its business in the ordinary course consistent with past practice; (ii) there has not occurred any change, event or condition that is or would reasonably be expected to result in a material adverse effect; and (iii)  CANNABICS INC. has not taken and will not take any of the actions that CANNABICS INC. has agreed not to take from the date hereof through the Closing.

f)          UNDISCLOSED LIABILITIES.  CANNABICS INC. has no material obligations or liabilities of any nature (whether accrued, matured or unmatured, fixed or contingent or otherwise) other than (i) those set forth or adequately provided for in the consolidated balance sheet (and the related notes thereto) of CANNABICS INC. as of the end of the most recent fiscal year  included in the CANNABICS INC. Financial Statements, (ii) those incurred in the ordinary course of business consistent with past practice since the end of the most recent fiscal year  and (iii) those incurred in connection with the execution of this Agreement.

g)          LEGAL PROCEEDINGS.  CANNABICS INC. is not a party to any, and there is no pending or, to the knowledge of CANNABICS INC., threatened, legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature against CANNABICS INC., or any of its officers or directors which, if decided adversely to CANNABICS INC., would, individually or in the aggregate, be material to CANNABICS INC. There is no injunction, order, judgment or decree imposed upon CANNABICS INC., or any of its officers or directors, or the assets of CANNABICS INC.

Article 9 - Miscellaneous

9.1          Notices.  Any notice or other communication to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or deposited in the United States mail, certified or registered with return receipt, or sent by courier requiring proof of receipt, addressed as follows:

To CANNABICS INC.

108 West 13th St

Wilmington, DE 19801

To CANNABICS PHARMACEUTICALS INC.

#3 Bethesda Metro Center, Suite 700

Bethesda, Maryland, 20814

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or to such other address as either party shall designate by written notice, similarly given, to the other party. If sent by telex, facsimile or other electronic media, an original confirmation copy must be sent within thirty days by means listed above.

9.2           Governing Law; Jurisdiction and Venue.  This Agreement shall be governed by the internal laws of the State of Nevada (without regard to conflict of law provisions); except that questions affecting the construction and effect to any patent shall be determined by the law of the country in which the patent has been granted.  Arbitration. In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement, which cannot be settled amicably by the parties, such controversy shall be settled by Arbitration. Both sides shall choose a mutually agreed upon competent jurist from a short list and informal Arbitration shall commence as expeditiously as possible. Either party may institute such arbitration proceeding by giving written notice to the other party. A hearing shall be held by the Arbitrator within 10 miles of Washington, DC, and a decision of the matter submitted to the Arbitrator shall be biding and enforceable against all parties in any Court of competent jurisdiction. The prevailing party shall be entitled to all costs and expenses with respect to such arbitration, including reasonable attorneys' fees. The decision of the Arbitrator shall be final, binding upon all parties hereto and enforceable in any Court of competent jurisdiction. Each party hereto irrevocably waives any objection to the laying of venue of any such Arbitration action or proceeding brought and irrevocably waives any claim that any such action brought has been brought in an inconvenient forum. Each of the parties hereto waives any right to request a trial by jury in any litigation with respect to this agreement and represents that counsel has been consulted specifically as to this waiver.

9.3           Waiver.  Except as specifically provided for herein, the waiver from time to time by either party of any of its rights or a party's failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such party's rights or remedies provided in this Agreement.

9.4           Enforceability.  If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (a) the remainder of this Agreement, or the application of such term, covenant or condition to the parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (b) the parties covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, and in the event that the parties are unable to agree upon a reasonable acceptable alternative, then the parties agree that a submission to arbitration shall be made to establish an alternative to such invalid or unenforceable term, covenant or condition of this Agreement or the application thereof, it being the intent that the basic purposes of this Agreement are to be effectuated.

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9.5           Entire Agreement and Amendment.  This Agreement contains the entire understandings of the parties with respect to the matters contained herein, and supersedes all prior agreements, oral or written, and all other communication between them relating to the subject matter hereof.  The parties hereto may, from time to time during the continuance of this Agreement, modify, vary or alter any of the provisions of this Agreement, but only by an instrument duly executed by authorized officers of the parties hereto.

9.6           Headings.  The headings of the several Articles and sections of this Agreement are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

9.7           Further Instruments.  Each party agrees to execute, acknowledge and deliver such further instruments and to do all such further acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

9.8           Force Majeure.  Performance of a party's obligations hereunder may be delayed if (a) such performance is delayed by causes beyond that party's reasonable control, including, but not limited to, acts of G-d, war, riot, epidemics, fire, flood, insurrection, or acts of civil or military authorities, and (b) such delaying party is at all times working diligently to correct the matter causing the delay and otherwise performing as required under the Agreement.  Notwithstanding the foregoing, the parties shall remain liable for all obligations incurred by them prior to any termination of this Agreement.

9.9           Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.  One or more counterparts may be delivered via telecopier and any such telecopied counterpart shall have the same force and effect as an original counterpart hereto.

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IN WITNESS WHEREOF the parties have executed this Agreement as an instrument under seal as of the date and year first written above.

CANNABICS PHARMACEUTICALS INC.	CANNABICS, INC.

By: /s/ Zohar Koren	By /s/ Zohar Koren
Zohar Koren, Director	Zohar Koren, Director

/s/ Eyal Ballan	/s/ Eyal Ballan
Eyal Ballan, Director	Eyal Ballan, Director

/s/ Itamar Borochov	/s/ Itamar Borochov
Itamar Borochov, Director	Itamar Borochov, Director

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